EXHIBIT 99.1



     James River Coal Company Reports First Quarter 2007 Operating Results

      * Cash Costs per Ton in Central Appalachia Decline by 9.8% Compared to Fourth Quarter 2006 and Decline by 1.8% Compared to Third Quarter 2006

      * Cash Costs per Ton in the Illinois Basin Decline by 4.2% Compared to Fourth Quarter 2006

      RICHMOND, Va., May 8 /PRNewswire-FirstCall/ -- James River Coal Company (Nasdaq: JRCC), a producer of steam and industrial-grade coal, today announced that it had a net loss of $7.3 million or $.46 per fully diluted share for the first quarter of 2007. This is compared to net income of $1.4 million or $.08 per fully diluted share for the first quarter of 2006, which included a non-recurring deferred income tax benefit of approximately $1.3 million or $.08 per fully diluted share.

      Peter T. Socha, Chairman and Chief Executive Officer of James River Coal Company commented, "We are very pleased with our progress this quarter. Our cash costs per ton went down in both CAPP and the Illinois Basin. This was despite higher costs in a number of areas including raw materials, workers compensation, government mandated safety costs, and higher than normal medical costs. We believe that this is a result of closing some higher cost operations in late 2006 and early 2007 and allowing our operations management team to focus all of their time and energies on our remaining portfolio of mines. We also believe that the coal markets have bottomed out as coal supply has dropped dramatically from CAPP and coal demand is returning to more normal patterns. We believe that James River Coal Company is well positioned to benefit as the market adjusts to a new balance between supply and demand."

      QUARTERLY RESULTS

      The following tables show selected operating results for the quarter ended March 31, 2007 compared to the quarter ended March 31, 2006 (in 000's except per ton amounts).



            Total Results                      Three Months Ended March 31
                                                2007             2006
                                            Total  Per Ton   Total  Per Ton

      Company and Contractor production
       (tons)                                2,960            3,270
      Coal purchased from other sources
       (tons)                                  231              223
      Total coal available to ship (tons)    3,191            3,493

      Coal Shipments (tons)                  3,030            3,401
      Revenues
         Coal Sales                       $130,074  42.93  $144,767  42.57
         Synfuel Handling                    2,361            1,909
      Cost of Coal Sold                    113,588  37.49   119,246  35.06
      Depreciation, Depletion, &
       Amortization                         19,333   6.38    17,420   5.12
      Gross Profit (Loss)                     (486) (0.16)   10,010   2.94
      Selling, General & Administrative      7,475   2.47     6,244   1.84

      EBITDA (1)                            $9,165   3.02   $21,406   6.29

      Adjustment for Senior Debt covenant
       calculation:
         Charges associated with
          repayment of debt                  2,421
         Other adjustments defined by
          credit agreement                   2,182
         Covenant calculated EBITDA (2)    $13,768


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      (1)   EBITDA is a non-GAAP measure that is defined and reconciled to net loss, the most directly comparable GAAP measure, in the accompanying financial tables.

      (2) The Company's Senior Secured Debt facilities contain an EBITDA covenant to be measured beginning with the Quarter ending June 30, 2007. The credit agreements for these facilities were filed with the U.S. Securities and Exchange Commission (SEC) on March 16, 2007 as
            Exhibit 10.15 and 10.16 to the Annual Report on Form 10-K for the year ended December 31, 2006. As detailed in the credit agreements the EBITDA amount utilized in the covenant calculation contains a number of adjustments. Applying these adjustments to reported EBITDA for the three months ended March 31, 2007 would result in an increase of approximately $4.6 million and the Company estimates that these adjustments will increase reported EBITDA for the six months ended June 30, 2007 by approximately $6.7 million.


                 Segment Results             Three Months Ended March 31,
                                                 2007              2006

                                             CAPP   Midwest    CAPP   Midwest


       Coal Shipments (tons)                  2,281     749     2,484     917
       Tons Produced                          2,408     783     2,596     897

       Coal Sales Revenue                  $108,482  21,592  $119,572  25,195
       Average Sales Price per ton            47.56   28.83     48.14   27.48

       Cost of Coal Sold                     96,357  17,231    99,895  19,351
       Cost of Coal Sold per ton              42.24   23.01     40.22   21.10



                                 Q-4 2006 vs.    Q-1 2006 vs.   Q-3 2006 vs.
      Cost Bridge                 Q-1 2007        Q-1 2007       Q-1 2007

                               CAPP   Midwest   CAPP   Midwest  CAPP   Midwest


      Beginning Cash Cost      $46.82   24.02  $40.22   21.10  $43.03   22.45

      Restructuring Mineral
       Lease                    (1.49)    -      0.20     -      0.20     -
      Workers' Comp. Accrual     0.55    0.29    0.48    0.33    0.21    0.31
      Medical Claims            (0.17)    -      0.38     -      0.38     -
      Estimated Variable Costs
       Inflation                 0.57    0.83    0.57    0.83    0.57    0.83
      Productivity and Other    (4.04)  (2.13)   0.39    0.75   (2.15)  (0.58)

      Ending Cash Costs        $42.24  $23.01  $42.24  $23.01  $42.24  $23.01



      LIQUIDITY

      As of March 31, 2007, we had available liquidity of approximately $50.6 million. This consisted of unrestricted cash on hand of approximately $15.7 million and availability of approximately $34.9 million under our revolver.

      GUIDANCE

      The Company has previously issued forecasts of certain operating measures for 2007. These forecasts are reiterated below. They represent a range of possible outcomes and are provided to assist investors with the development of annual earnings estimates. While the Company believes that these forecasts represent the best estimate of management as to future events, actual events will differ from these forecasts and such differences could be material. These forecasts are subject to the risks identified under Forward-Looking Statements below.


                                                                    2007
       CAPP Operations
       (in millions, except per ton amounts)

       Guidance Production
           Company Production                                       9.0
           Purchase Coal                                            0.5
           Total                                                    9.5

       Guidance Mining Cost                                      $41 - 43

       Midwest Operations
       (in millions, except per ton amounts)

       Guidance Production                                       3.4 - 3.5

       Guidance Mining Cost                                      $23 - 24

       Total JRCC Operations

           Depreciation, depletion and amortization              $65 - 70
           Capital expenditures                                  $50 - 55



      SALES COMMITMENTS

      As of March 31, 2007, we had the following contractual commitments (including long term and short term contracts) to ship coal at a fixed and known price:



                                    Remaining
                                      2007           2008           2009
                                 Average        Average        Average
                                  Price          Price          Price
                                 Per Ton  Tons  Per Ton  Tons  Per Ton  Tons

    CAPP                          $46.93  5,832  $49.09  2,000  $50.56  1,000

    Midwest (a)                   $27.23  2,191  $27.45  2,500  $27.56  1,995

        (a) Certain contracts in the Midwest include a customer option to increase or decrease the stated tons in the contract. We have included option tons that we believe will be exercised based on current market prices. The prices for the Midwest in years 2007 to 2009 are minimum base price amounts that will be adjusted for fuel escalators.

      CONFERENCE CALL, WEBCAST AND REPLAY: The Company will hold a conference call with management to discuss the first quarter earnings on May 8, 2007 at 11:00 a.m. Eastern Daylight Time. The conference call can be accessed by dialing 800-289-0459, or through the James River Coal Company website at http://www.jamesrivercoal.com. International callers, please dial 913-981- 5505. A replay of the conference call will be available on the Company's website and also by telephone, at 888-203-1112 for domestic callers. International callers, please dial 719-457-0820: pass code 6069456.

      James River Coal Company mines, processes and sells bituminous steam and industrial-grade coal primarily to electric utility companies and industrial customers. The Company's mining operations are managed through six operating subsidiaries located throughout eastern Kentucky and in southern Indiana.

      FORWARD-LOOKING STATEMENTS: Certain statements in this press release, and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: changes in the demand for coal by electric utility customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; failure to exploit additional coal reserves, including reserves contiguous to those currently held by our Midwest operations; increased capital expenditures; encountering difficult mining conditions; increased costs of complying with mine health and safety regulations; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; lack of availability of financing sources; the effects of litigation, regulation and competition; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

                            JAMES RIVER COAL COMPANY
                                AND SUBSIDIARIES

                      Condensed Consolidated Balance Sheets
                                 (in thousands)

                                          March 31, 2007     December 31, 2006
                      Assets                (Unaudited)

    Current assets:
       Cash                                      $15,718               1,807
       Receivables:
          Trade                                   43,396              47,383
          Other                                      797                 853
                   Total receivables              44,193              48,236
       Inventories:
          Coal                                    12,418               5,512
          Materials and supplies                   7,985               7,448
                   Total inventories              20,403              12,960
       Prepaid royalties                           4,195               3,851
       Other current assets                        3,175               4,288
                   Total current assets           87,684              71,142
    Property, plant, and equipment, at cost:
       Land                                        5,680               5,719
       Mineral rights                            190,346             190,346
       Buildings, machinery and
        equipment                                275,011             264,551
       Mine development costs                     23,556              21,727
       Construction-in-progress                      189                 189
                   Total property,
                    plant, and equipment         494,782             482,532
       Less accumulated depreciation,
        depletion, and amortization              163,259             144,752
                   Property, plant and
                    equipment, net               331,523             337,780
    Goodwill                                      26,492              26,492
    Other assets                                  19,328              15,840
                   Total assets                 $465,027             451,254

                            JAMES RIVER COAL COMPANY
                                AND SUBSIDIARIES

                      Condensed Consolidated Balance Sheets
                      (in thousands, except share amounts)

                                            March 31, 2007   December 31, 2006
    Liabilities and Shareholders' Equity     (Unaudited)

    Current liabilities:
       Current portion of long-term debt           $1,576                  -
       Accounts payable                            40,531             42,065
       Accrued salaries, wages, and
        employee benefits                           6,006              4,733
       Workers' compensation benefits               9,300              9,300
       Black lung benefits                          2,630              2,630
       Accrued taxes                                5,365              6,028
       Other current liabilities                   12,545              8,975
                   Total current liabilities       77,953             73,731
    Long-term debt, less current
     maturities                                   188,424            167,493
    Other liabilities:
       Noncurrent portion of workers'
        compensation benefits                      45,295             44,134
       Noncurrent portion of black lung
        benefits                                   24,557             24,136
       Pension obligations                         12,733             13,011
       Asset retirement obligations                28,560             27,394
       Deferred income taxes                        5,555             13,160
       Other                                        1,880              1,798
                   Total liabilities              384,957            364,857
    Commitments and contingencies
    Shareholders' equity
       Preferred Stock, $1.00 par value.
        Authorized 10,000,000 shares                    -                  -
       Common stock, $.01 par value.
        Authorized 100,000,000 shares;
        issued and outstanding
        16,673,067 and 16,669,376,
        respectively                                  167                167
       Paid-in-capital                            125,148            124,191
       Accumulated deficit                        (44,959)           (37,704)
       Accumulated other comprehensive
        loss                                         (286)              (257)
                   Total shareholders' equity      80,070             86,397
                      Total liabilities
                       and shareholders'
                       equity                    $465,027            451,254

                            JAMES RIVER COAL COMPANY
                                AND SUBSIDIARIES

               Condensed Consolidated Statements of Operations
                      (in thousands, except per share data)
                                   (unaudited)

                                               Three Months      Three Months
                                                  Ended              Ended
                                              March 31, 2007    March 31, 2006

    Revenues                                       $132,435           146,676
    Cost of sales:
       Cost of coal sold                            113,588           119,246
       Depreciation, depletion and
        amortization                                 19,333            17,420
             Total cost of sales                    132,921           136,666
             Gross profit (loss)                       (486)           10,010
    Selling, general and administrative
     expenses                                         7,475             6,244
             Total operating income (loss)           (7,961)            3,766
    Interest expense                                  4,496             3,889
    Interest income                                    (120)               (5)
    Charges associated with repayment of debt         2,421                 -
    Miscellaneous income, net                          (214)             (220)
             Total other expense, net                 6,583             3,664
             Income (loss) before income taxes      (14,544)              102
    Income tax benefit                               (7,289)           (1,299)
    Net income (loss)                               $(7,255)            1,401
    Earning (loss) per common share
       Basic earnings (loss) per common share        $(0.46)             0.09
       Shares used to calculate basic
        earnings (loss) per share                    15,929            15,768
       Diluted earnings (loss) per common share      $(0.46)             0.08
       Shares used to calculate diluted
        earnings (loss) per share                    15,929            16,745

                            JAMES RIVER COAL COMPANY
                                AND SUBSIDIARIES

                            Reconciliation of EBITDA
                                 (in thousands)
                                   (unaudited)

      EBITDA is a measure used by management to measure operating performance. We define EBITDA as net income plus interest expense (net), income tax expense (benefit) and depreciation, depletion and amortization (EBITDA), to better measure our operating performance. We regularly use EBITDA to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates. In addition, we use EBITDA in evaluating acquisition targets.

      EBITDA is not a recognized term under GAAP and is not an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or an alternative to cash flow from operating activities as a measure of operating liquidity. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not reflect certain cash requirements such as tax payments, interest payments and other contractual obligations. The amounts presented for EBITDA differ from the amounts calculated under the definition of EBITDA used in our debt covenants. The definition of EBITDA used in our debt covenants is further adjusted for certain cash and non-cash charges and is used to determine compliance with financial covenants and our ability to engage in certain activities such as incurring additional debt and making certain payments.



                                                       Three Months Ended
                                                   March 31,         March 31,
                                                     2007               2006

    Net loss                                       $(7,255)            1,401
    Income tax benefit                              (7,289)           (1,299)
    Interest expense                                 4,496             3,889
    Interest income                                   (120)               (5)
    Depreciation, depletion, and
     amortization                                   19,333            17,420
    EBITDA                                          $9,165            21,406



    CONTACT:  James River Coal Company
              Elizabeth M. Cook
              Director of Investor Relations
              (804) 780-3000

SOURCE  James River Coal Company
                                   05/08/2007
/CONTACT: Elizabeth M. Cook, Director of Investor Relations of James River Coal Company, +1-804-780-3000/Web site: http://www.jamesrivercoal.com / (JRCC)